SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2013

SMITHFIELD FOODS, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction

of Incorporation)

001-15321	52-0845861
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Commerce St. Smithfield, Virginia	23430
(Address of Principal Executive Offices)	(Zip Code)

(757) 365-3000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Merger Agreement

On May 28, 2013, Smithfield Foods, Inc., a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”) and Sun Merger Sub, Inc., a Virginia corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Board of Directors of the Company unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to and in the best interests of the Company and its shareholders and approved the Merger Agreement and the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the related Plan of Merger and the Merger.

At the effective time of the Merger (“Effective Time”), each share of the Company’s common stock, par value $0.50 per share, issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $34.00 in cash, without interest (the “Merger Consideration”). Shares of the Company’s common stock held by any of the Parent Parties and by the Company or any wholly owned subsidiary of the Company will not be entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase one share of the Company’s common stock, whether vested or unvested, will be cancelled and the holder thereof will be entitled to receive a payment in cash, without interest, equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price of the option.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each then-outstanding performance stock unit award will fully vest with respect to the maximum number of shares underlying such award and the grantee thereof will receive, as soon as reasonably practicable following the Effective Time, an amount in cash equal to the Merger Consideration for each such award. Each deferred stock unit outstanding immediately prior to the Effective Time will become the right to receive an amount in cash equal to the Merger Consideration, and each right to receive a share of the Company’s common stock pursuant to any Company stock deferral plan will as of the Effective Time become the right to receive an amount in cash equal to the Merger Consideration.

The shareholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special shareholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC clearance process. The closing of the Merger is subject to a condition that the Merger Agreement be adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of the Company’s common stock entitled to vote thereon at such meeting (the “Company Shareholder Approval”). Consummation of the Merger is also subject to the absence of any law, injunction or judgment that prohibits the consummation of the Merger, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the antitrust, competition and trade regulation laws of certain other jurisdictions as agreed between the parties (Mexico, Russia, Ukraine and Poland, in each case subject to waiver by the parties), review by The Committee on Foreign Investment in the United States (“CFIUS”) and other customary closing conditions. Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties, and the other party’s compliance with its covenants and agreements, contained in the Merger Agreement (in each case subject to certain materiality qualifiers). The transaction will be financed through a combination of cash provided by Parent, rollover of existing Company debt, as well as debt financing that has been committed by Morgan Stanley Senior Funding, Inc. and a syndicate of banks. The Merger Agreement does not contain a financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period.

Each party is required to use best efforts to satisfy the closing conditions relating to required governmental or third party consents (including CFIUS), including by making required antitrust filings and taking all actions necessary to prevent the commencement of any proceeding or the issuance of any judgment by any governmental entity that would delay or prohibit consummation of the transactions contemplated by the Merger Agreement (including by selling, holding separate or disposing of any business or assets, or agreeing to any conditions or restrictions), provided that no party will be obligated to agree to any remedy not conditioned on the consummation of the Merger or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

Pursuant to the terms of a limited “go-shop” provision in the Merger Agreement, the Company and its subsidiaries and their respective representatives may initiate, solicit and encourage any alternative acquisition proposals from two third parties who provided acquisition proposals to the Company or its representatives during a specified period prior to the date of the Merger Agreement (the “Pre-Existing Bidders”), provide nonpublic information to such Pre-Existing Bidders and participate in discussions and negotiations with such Pre-Existing Bidders regarding alternative acquisition proposals. With respect to third parties other than the Pre-Existing Bidders, the Company is subject to customary “no shop” restrictions on the ability of the Company to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit the Company’s Board of Directors to comply with its fiduciary duties.

Notwithstanding the limitations applicable pursuant to the “no shop” restrictions, prior to the Company Stockholder Approval, under specified circumstances the Board of Directors of the Company may change its recommendation in connection with an intervening event that was not known (or the consequences of which were not reasonably foreseen) as of the date of the Agreement, or in connection with an alternative proposal that does not result from breach of the “no shop” restrictions and that the Board of Directors of the Company determines in good faith would, if consummated, constitute a superior proposal (in which latter case the Company may also terminate the Merger Agreement to enter into such superior proposal upon payment of the appropriate termination fee, as discussed below). Before the Board of Directors may change its recommendation in connection with a superior proposal or intervening event, or terminate the Merger Agreement to accept a superior proposal, the Company must provide Parent with a customary four business day match right, subject to an additional three business day match right in the event of a material change to such superior proposal.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified customary circumstances, the Company will be required to pay Parent a termination fee.

If the Merger Agreement is terminated in connection with the Company entering into an alternative acquisition agreement in respect of a superior proposal or making a change of recommendation, or in certain other customary circumstances, the termination fee payable by the Company to Parent will be $175 million. Under specified circumstances, if the Company enters into a definitive agreement with a Pre-Existing Bidder with respect to an alternative acquisition proposal on or before June 27, 2013, the amount of the termination fee will instead be reduced to $75 million.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $275 million (which is not exclusive in the case of willful breaches) if the Merger Agreement is terminated under certain circumstances in connection with willful breach by Parent, terminations primarily caused by the failure to obtain required U.S. or foreign antitrust or other regulatory approvals (other than CFIUS), or failure by Parent to receive the proceeds of its committed debt financing for the transactions contemplated by the Merger Agreement.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 29, 2013.

Concurrently with the execution of the Merger Agreement, Parent and the Company have entered into an escrow agreement with Bank of China, New York Branch (the “Escrow Agreement”), securing the obligations of the payment of the entire reverse termination fee that may become payable by Parent to the Company pursuant to the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the Escrow Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, and the Escrow Agreement, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated herein by this reference.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on August 9, 2012.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the expected timing of the completion of the proposed merger, the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company’s forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company’s ability to effectively restructure portions of the Company’s operations and achieve cost savings from such restructurings and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, by and among Shuanghui International Holdings Limited, Sun Merger Sub, Inc. and Smithfield Foods, Inc.

10.1	Escrow Agreement, dated as of May 28, 2013, by and among Shuanghui International Holdings Limited, Rotary Vortex Limited, Smithfield Foods, Inc. and Bank of China, New York Branch

99.1	Joint Press Release issued by Shuanghui International Holdings Limited and Smithfield Foods, Inc. on May 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithfield Foods, Inc.

DATED: May 29, 2013	By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, by and among Shuanghui International Holdings Limited, Sun Merger Sub, Inc. and Smithfield Foods, Inc.

10.1	Escrow Agreement, dated as of May 28, 2013, by and among Shuanghui International Holdings Limited, Rotary Vortex Limited, Smithfield Foods, Inc. and Bank of China, New York Branch

99.1	Joint Press Release issued by Shuanghui International Holdings Limited and Smithfield Foods, Inc. on May 29, 2013